Exhibit 11.  Computation Re: Earnings Per Share

        The following table shows the computation of earnings per shares:
(dollars in thousands, except per share amounts) (unaudited)

                           ----------------------------------------------- ----------------------------------------------------
                                            Three Months Ended,                            Nine Months Ended,
                           ----------------------------------------------- ----------------------------------------------------
                              September 30, 2006       September 30, 2005        September 30, 2006      September 30, 2005
                           ------------------------  --------------------- -------------------------- -------------------------
                                   Weighted   Per          Weighted  Per           Weighted    Per            Weighted    Per
                                   Average   Share          Average Share          Average    Share           Average    Share
                           Income   Shares   Amount  Income Shares  Amount  Income  Shares    Amount  Income   Shares    Amount
                           ------- -------- -------  ------ ------  ------ ------- --------- ------- ------- ---------   ------
Basic Earnings per
   Common Share
Income available to
   common shareholders      $4,143   20,335   $0.20  $4,676 19,160  $0.24  $12,776  20,279    $0.63  $13,611   19,149     $0.71
                                             ======                 =====                   =======                      ======

Effect of Dilutive Shares
Options issued to
   management                           598                    447                     549                        436
                                   --------                 ------                 -------                    -------

Diluted Earnings per
   Common Share             $4,143   20,933   $0.20  $4,676 19,607  $0.24  $12,776  20,828    $0.61  $13,611   19,585     $0.69
                           ======= ========  ======  ====== ======  =====  ======= =======  =======  =======  =======    ======
